Exhibit 10.4a

FMC CORPORATION

COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

CHANGES IN COMPENSATION

The Nominating and Corporate Governance Committee approved the following changes to the structure of Director Compensation to become effective May 1, 2007.

Compensation Elements	Current	New	Comments
Annual Retainer Fee	$40,000	$42,000	Cash and equity proportions $17,000/$25,000
Board Meeting Fees	$1,500	No change
Committee Meeting Fees	$1,500	No change
Chairman Retainer (except Audit and Compensation)	$7,000	No change
Audit Committee Chairman	$9,000	$10,000
Compensation Committee Chairman	$7,000	$9,000
Annual Equity Grant	$35,000	$60,000	Restricted Stock Units
Audit Committee Retainer	$3,000	$5,000